EXHIBIT 5.2
                                                                    -----------




            CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS



        We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated February 9, 2007 relating to the consolidated financial statements of Nexen Inc. and management's report on the effectiveness of internal control over financial reporting (which report on the financial statements expresses an unqualified opinion on the financial statements and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to changes in accounting principles that have a material effect on the comparability of the financial statements) appearing in the Annual Report on Form 10-K dated February 26, 2007, as amended on April 2, 2007 on Form 10-K/A, of Nexen Inc. for the year ended December 31, 2006.


/s/ Deloitte & Touche LLP


Independent Registered Chartered Accountants
Calgary, Canada

June 7, 2007